UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

February 7, 2005

SMTC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-31051	98-0197680
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

635 Hood Road

Markham, Ontario, Canada L3R 4N6

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (905) 479-1810

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Definitive Material Agreement.

On February 7, 2005, the Company’s wholly owned subsidiary, SMTC Manufacturing Corporation of Canada, entered into an employment agreement and other related agreements with John Caldwell, the Company’s President and Chief Executive Officer. Under the terms of the agreements, Mr. Caldwell is entitled to an annual base salary of Cdn$504,000, which may be increased by the Board of Directors. Mr. Caldwell is also entitled to a car allowance. Beginning with the fiscal year beginning January 1, 2005, in the event that the Company meets certain EBITDA targets, Mr. Caldwell is eligible for an annual bonus equal to his then current base salary, or a higher amount determined by the Board of Directors if the Company exceeds the specified EBITDA targets. In the event that the Company’s performance is greater than 90% but less than 100% of the EBITDA target, Mr. Caldwell will be eligible for a reduced bonus. At the sole discretion of the Board of Directors, any bonus may be paid through the grant of fully vested deferred share units, each of which will be equivalent to the fair market value of a single share of the Company’s common stock. In the event that Mr. Caldwell is terminated without cause or, following a change of control, is terminated without cause or constructively discharged, he is entitled to a lump sum payment of two years base salary and target bonus. The employment agreement provides for customary non-competition and non-solicitation provisions which continue during the term of the agreement and for two years from the date of termination. Pursuant to a Deferred Share Units agreement, within 60 days following the termination of his employment (or within 10 days following a change of control), Mr. Caldwell will be entitled to a payment in the amount of the fair market value of 66,000 shares of the Company’s common stock. Copies of the employment agreement and the other related agreements are being filed as Exhibits 10.1, 10.2 and 10.3 hereto.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibit Number	Title
	10.1	Employment Agreement dated as of February 7, 2005 between John Caldwell and SMTC Manufacturing Corporation of Canada.

	10.2	Deferred Share Units Agreement dated as of February 7, 2005 between John Caldwell and SMTC Manufacturing Corporation of Canada.

	10.3	Bonus Plan dated as of February 7, 2005 provided by SMTC Manufacturing Corporation of Canada to John Caldwell.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMTC CORPORATION

Date: February 11, 2005	By:	/s/ Jane Todd
	Name:	Jane Todd
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Employment Agreement dated as of February 7, 2005 between John Caldwell and SMTC Manufacturing Corporation of Canada.

10.2	Deferred Share Units Agreement dated as of February 7, 2005 between John Caldwell and SMTC Manufacturing Corporation of Canada.

10.3	Bonus Plan dated as of February 7, 2005 provided by SMTC Manufacturing Corporation of Canada to John Caldwell.